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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated November 22, 1999 related to the consolidated financial statements of Xpedior Incorporated, dated July 3, 1999 except for Note 1 as to which the date is August 31, 1999 related to the financial statements of Metamor Technologies, Ltd., dated August 19, 1999 related to the financial statements of Workgroup Productivity Corporation, dated July 6, 1999 related to the financial statements of Sage I.T. Partners, Inc., dated September 15, 1999 related to the financial statements of NDC Group, Inc., and dated April 10, 1997 related to the financial statements of Virtual Solutions, Inc. in this Registration Statement and related Prospectus of Xpedior Incorporated for the registration of shares of its common stock.




                                                  ERNST & YOUNG LLP


Houston, Texas
November 22, 1999